CONSENT OF COUNSEL

We hereby consent to the use of our name and to the reference to our Firm under the caption “Legal Counsel” in the Prospectuses and/or Statements of Additional Information of US Treasury 30 Year Bond ETF, US Treasury 20 Year Bond ETF, US Treasury 10 Year Note ETF, US Treasury 7 Year Note ETF, US Treasury 5 Year Note ETF, US Treasury 3 Year Note ETF, US Treasury 2 Year Note ETF, US Treasury 12 Month Bill ETF, US Treasury 6 Month Bill ETF and US Treasury 3 Month Bill ETF and under the caption “Counsel” in all the other Statements of Additional Information included in Post-Effective Amendment Nos. 311/316 to the Registration Statement (File Nos. 033-20827 and 811-05518) on Form N-1A of The RBB Fund Inc. under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, respectively. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Faegre Drinker Biddle & Reath LLP
Faegre Drinker Biddle & Reath LLP

Philadelphia, Pennsylvania

October 30, 2023